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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

         Current Report Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14,
2002



                          KAMAN CORPORATION
         (Exact name of issuer as specified in its charter)





Connecticut                      0-1093           06-0613548
(State or other jurisdictions    (Commission      (I.R.S.
of Incorporation)                File Number)     Employer
                                                  Identification
                                                  No.)




                       1332 Blue Hills Avenue
                        Bloomfield, CT 06002
              (Address of principal executive offices)

       Registrant's telephone number, including area code:
                           (860)243-7100

                           Not Applicable
    (Former name or former address, if changed since last report)

















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Item 5.  Other Events


The Company issued a press release dated June 14, 2002 announcing that it will phase out operations at Kaman Aerospace's Moosup Connecticut manufacturing plant over the next 12 - 18 months.
The facility is expected to be closed by the end of 2003. About 300 positions in Moosup will be eliminated, the majority of which will occur in 2003. Work currently performed in Moosup and the majority of Moosup positions will be relocated to other Kaman facilities and employees whose jobs are being relocated will be considered for employment at the other Kaman facilities.

The Company also announced that non-Moosup workforce reductions of about 90 employees are planned over the next six months and these reductions are the result of changing business conditions, primarily a decline in prime helicopter contracts.

The Company stated that the financial impact of the Moosup plant phase out is currently being determined. The Company is also in the process of reviewing its helicopter programs and expects to record material adjustments in the second quarter from these programs. The details of all these adjustments, a significant portion of which are anticipated to be non cash, are expected to be finally determined by the time of the announcement of the Company's second quarter results.




Item 7. Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.
        Not Applicable.

(b)     Pro Forma Financial Information.
        Not Applicable.

(c)     Exhibits.

        The following document is filed as an Exhibit to this
        Report:

        Exhibit 99 - Press Release of the Company, dated
        June 14, 2002.












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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.


                                 KAMAN CORPORATION


                                 /s/Robert M. Garneau
                                 Executive Vice President
                                 and Chief Financial
                                 Officer



Dated: June 17, 2002





































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                            EXHIBIT INDEX




   Exhibit          Description

     99             Press Release of the Company, dated
                    June 14, 2002














































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